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                                                                     EXHIBIT 3.3


                           CERTIFICATE OF DESIGNATIONS

                                       of

                         SERIES A CONVERTIBLE PREFERRED

                                      STOCK

                                       of

                         MANHATTAN PHARMACEUTICALS, INC.

                        Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware

                  MANHATTAN PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended and restated to date (the "Certificate of Incorporation"), of the Corporation and in accordance with Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock of the Corporation designated as "Series A Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $0.001 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

         1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be one million five hundred thousand (1,500,000). Such series is referred to herein as the "Series A Preferred Stock" and shall have a stated value (the "Stated Value") of $10.00 per share. The Series A Preferred Stock shall, with respect to dividend rights, have the entitlements set forth herein and shall, with respect to rights on liquidation, dissolution and winding up of the affairs of the Corporation, rank senior to all classes of Common Stock of the Corporation and, subject to the rights of any series of Preferred Stock that may from time to time come into existence providing that the Series A Preferred Stock shall rank junior or senior thereto, other equity securities of the Corporation. Such number of shares may be decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding and payable with respect to dividends.


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         2. Dividends and Distributions. (a) Commencing on the date issued, the holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends on each share of Series A Preferred Stock, payable in kind, at the rate of 5% per annum (computed on the basis of a 365-day year) of the Dividend Base Amount (as defined below), payable semi-annually in arrears. Such dividends shall be paid in additional duly authorized, fully-paid and non-assessable shares of Series A Preferred Stock. Such dividends shall accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The "Dividend Base Amount" shall be $10.00 plus all accrued but unpaid dividends (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock). The number of shares to be paid upon any payment in kind dividend for purposes of this Section 2(a) shall be the amount of the dividend divided by the Stated Value (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock).

                           (b) In addition to the foregoing, subject to the
prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors of the Corporation, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise payable to the holders of Common Stock on an as converted basis.

                           (c) Any dividend or distribution (other than that
referenced in Section 2(b)) payable to the holders of the Series A Preferred Stock pursuant to this Section 2 shall be paid to such holders at the same time as the dividend or distribution on the Junior Stock (as defined below) or any other capital stock of the Company by which it is measured is paid.

                           (d) All dividends or distributions declared upon the
Series A Preferred Stock shall be declared pro rata per share.

(e) Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

                           (f) "Junior Stock" shall mean the Common Stock and
any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series A Preferred Stock with respect to (i) the distribution of assets on any Liquidation Event (as defined below), (ii) dividends or (iii) voting.

         3. Liquidation Preference. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
(ii) a sale of all or substantially all of the assets of the Corporation or
(iii) voluntary or involuntary bankruptcy of the Corporation (subparagraphs (i), (ii) and (iii) being collectively referred to as a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before and in preference to any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock, an amount equal to $10.00 per share plus an amount equal to all declared and/or unpaid dividends thereon. In the case of property or in the event that any such securities are restricted, the value of such property or securities shall be determined by agreement between the Corporation and the holders of a majority of the shares of Series A Preferred Stock then outstanding. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation shall not be considered a Liquidation Event and, accordingly, the Corporation shall make appropriate provision to ensure that the terms of this Certificate of Designations survive any such transaction. All shares of Series A Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock as provided herein and, unless the terms of such other series shall provide otherwise, senior to all other series of the Corporation's preferred stock.


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                  (b) Upon the completion of the distribution required by
subparagraph (a) of this Section 3 and subject to any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by the holders of Common Stock.

                  (c) Any securities or other property to be delivered to the holders of the Series A Preferred Stock pursuant to Section 3(a) hereof shall be valued as follows:

                           (i) Securities not subject to an investment letter or
other similar restriction on free marketability:

                                    (A) If traded on a securities exchange or on
         Nasdaq (as defined below), or if actively traded over-the-counter, the value shall be deemed to be the Market Price (as defined below) of the securities as of the date of valuation.

                                    (B) If there is no such active public market
         for the securities, the value shall be the Fair Market Value (as defined below) of the securities.

                           (ii) The "Market Price" of a security shall mean the
volume weighted average price of such security, for five consecutive trading days, ending with the day prior to the date as of which the Market Price is being determined, calculated by adding the aggregate dollars traded for every transaction in such 5-day period (price multiplied by the number of shares traded) and then dividing by the total shares traded during the 5-day period.

                           (iii) The "Fair Market Value" of any asset (including
any security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority (measured in terms of voting power) of the outstanding shares of Series A Preferred Stock.

                           (iv) The "Closing Price" for any security for each
trading day shall be the reported closing price of such security on the national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, shall mean the reported closing price of such security on the Nasdaq SmallCap Market or the Nasdaq National Market System (collectively referred to as "Nasdaq") or, if such security is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, shall mean the reported closing price of such security on the principal securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on a national securities exchange, quoted on Nasdaq or listed or admitted to trading on any other securities exchange, shall mean the closing or last sale price in the over-the-counter market.


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                           (v) "Trading day" shall mean a day on which the
securities exchange or Nasdaq used to determine the Closing Price is open for the transaction of business or the reporting of trades or, if the Closing Price is not so determined, a day on which such securities exchange is open for the transaction of business.

                           (vi) If the holders of a majority of the Series A
Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors of the Corporation and the holders of a majority of the Series A Preferred Stock (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Corporation.

         4. Conversion.

                  (a) Right of Conversion. The shares of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Section 4(c) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock is $1.10 (the "Conversion Price") and shall be subject to adjustment as provided herein. The rate at which each share of Series A Preferred Stock is convertible at any time into Common Stock (the "Conversion Rate") shall be determined by dividing the then existing Conversion Price into $10.00.

                  (b) Dividends Upon Conversion. Upon conversion, all accrued and unpaid dividends (whether or not declared) on the Series A Preferred Stock, if any, shall be cancelled.

                  (c) Conversion Procedures. (1) Any holder of shares of Series A Preferred Stock desiring to convert such shares into Common Stock pursuant to
Section 4(a) hereof shall surrender the certificate or certificates evidencing such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock (the "Transfer Agent"), which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the Transfer Agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof, so long as receipt is prior to 4:00 p.m. New York City Time on a Trading Day and otherwise shall be deemed to be received on the next following Trading Day.


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                           (2) The Corporation shall, as soon as practicable
after such deposit of certificates evidencing shares of Series A Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of receipt (in accordance with the third sentence of Section 4(c)(1) hereof) of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

                           (3) All notices of conversion shall be irrevocable;
provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(h) hereof, a holder of Series A Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

                  (d) Mandatory Conversion. The Series A Preferred Stock shall automatically be converted into fully paid and non-assessable shares of Common Stock at the then effective Conversion Price as set forth in Section 4(a) upon the earlier to occur of (a) the date on which the Corporation completes a financing in which gross proceeds exceed $10,000,000 at a pre-money valuation greater than or equal to $30,000,000 (a "Qualified Financing") or (b) in the event that the Closing Price of the Company's Common Stock exceeds 200% of the Conversion Price for 20 consecutive trading days (a "Trading Event"). Any shares of Series A Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

                  (e) Adjustment of Conversion Rate and Conversion Price. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another entity (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or in case of any sale or conveyance to another entity of the property of the Corporation as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a share of Series A Preferred Stock shall be entitled to receive, upon conversion of such share of Series A Preferred Stock, the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4(e). The Corporation shall not effect any such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such transaction or the entity purchasing assets or other appropriate entity shall assume, by written instrument executed and delivered to a duly authorized and appointed registrar and transfer agent of the Series A Preferred Stock (the "Transfer Agent"), the obligation to deliver to the holder of each share of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive and the other obligations under this Certificate of Designations. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.


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                  (f) No Fractional Shares. No fractional shares or scrip
representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price as of the close of business on the day of conversion.

                  (g) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, including shares of Series A Preferred Stock issued as payment of dividends pursuant to Section 2 hereof, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Preferred Stock.

                  (h) Prior Notice of Certain Events. In case:

                           (i) the Corporation shall declare any dividend (or
any other distribution); or


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                           (ii) the Corporation shall authorize the granting to
the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                           (iii) of any reclassification of Common Stock (other
than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

                           (iv) of any consolidation or merger to which the
Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                           (v) of the voluntary or involuntary dissolution,
liquidation or winding up of the Corporation (including, without limitation, a Liquidation Event);

then the Corporation shall cause to be filed with the Transfer Agent for the Series A Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or other Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up or other Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

                  (i) Other Changes in Conversion Rate. (i) The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to holders of record of the Series A Preferred Stock a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

                           (ii) The Corporation may (but shall not be obligated
to) make such increases in the Conversion Rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.


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                           (iii) Notwithstanding anything to the contrary
herein, in no case shall the Conversion Price be adjusted to an amount less than $0.001 per share, the current par value of the Common Stock into which the Series A Preferred Stock is convertible.

                  (j) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Preferred Stock, and its actions in so doing shall be final and conclusive.

         5. Voting Rights.

                  (a) General. Except as otherwise provided herein, in the Certificate of Incorporation or the Bylaws of the Corporation, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series A Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                  (b) Class Voting Rights. In addition to any vote specified in
Section 5(a), so long as at least 50% of the Series A Preferred Stock shall be outstanding, the affirmative vote or consent of the holders of at least 66.6% of all outstanding Series A Preferred Stock voting separately as a class shall be necessary to permit, effect or validate any one or more of the following: (i) the amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) the declaration or payment of any dividend or distribution on any securities of the Corporation other than the Series A Preferred Stock pursuant to and in accordance with the provisions of this Certificate of Designations, or the authorization of the repurchase of any securities of the Corporation, (iii) the authorization, issuance or increase of any security ranking prior to or on parity with the Series A Preferred Stock (A) upon a Liquidation Event or (B) with respect to the payment of any dividends or distributions, (iv) the approval of any liquidation, dissolution or sale of substantially all of the assets of the Corporation and (v) effect any amendment of the Corporation's certificate of incorporation or Bylaws that would materially adversely affect the rights of the Series A Preferred Stock. The vote as contemplated herein shall specifically not be required for (x) issuances of Common Stock, or (y) any consolidation or merger of the Corporation with or into another corporation whether or not the Corporation is the surviving entity, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

         6. Redemption.

                  (a) Restriction on Redemption and Purchase. Except as expressly provided in this Section 6, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series A Preferred Stock.


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                  (b) Optional Redemption. Provided that the shares of Common
Stock underlying the Series A Preferred Stock are available for resale pursuant to an effective registration statement, at any time following the first anniversary of the issuance of the Series A Preferred Stock, the Corporation may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at the Redemption Price hereinafter specified; provided, however, that the Corporation shall not redeem Series A Preferred Stock or give notice of any redemption pursuant to this Section 6 unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series A Preferred Stock exclusive of shares of Series A Preferred Stock the Corporation has a reason to know will be converted to Common Stock; provided, further, that the Corporation shall not have the right to redeem shares of Common Stock issued upon conversion of the Series A Preferred Stock. The date on which the Series A Preferred Stock is to be redeemed pursuant to this Section 6(b) is herein called the "Redemption Date."

                  (c) Redemption Price. The Redemption Price of the Series A Preferred Stock (the "Redemption Price") shall be an amount per share equal to 110% of the Stated Value (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock) plus all accrued and unpaid dividends thereon calculated at the Stated Value, in the case of Series A Preferred Stock, up to and including the Redemption Date.

                  (d) Redemption Notice. The Corporation shall, not less than 30 days nor more than 60 days prior to the Redemption Date, give written notice ("Redemption Notice") to each holder of record of Series A Preferred Stock to be redeemed. The Redemption Notice shall state:

                           (i) that all of the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;

                           (ii) the number of shares of Series A Preferred Stock held by the holder which the Corporation intends to redeem;

                           (iii)    the Redemption Date and Redemption Price;

                           (iv) that the holder's right to convert the Series A Preferred Stock into shares of the Common Stock as provided in Section 9 hereof will terminate on the Redemption Date; and

                           (v) the time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

                  (e) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series A Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series A Preferred Stock. On or before the Redemption Date, each holder of Series A Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person or entity whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.


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                  (f) Termination of Rights. If the Redemption Notice is duly given, and, if at least five days prior to the Redemption Date, the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (g) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive shares of Common Stock upon exercise of the conversion rights provided in Section 4 hereof on or before the Redemption Date.

                  (g) Deposit of Funds. At least five days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company in New York, New York, a sum equal to the aggregate Redemption Price of all shares of the Series A Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares of Series A Preferred Stock to the holders thereof, and from and after the date of such deposit (even if prior to the Redemption
Date), the shares of Series A Preferred Stock shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares of Series A Preferred Stock and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares of Series A Preferred Stock, without interest, upon surrender of their certificates therefor and the right to convert such shares of Series A Preferred Stock into shares of Common Stock as provided in Section 4 hereof. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which time the holders of shares of Series A Preferred Stock called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

         7. Outstanding Shares. For purposes of this Certificate of Designations, after initial issuance, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series A Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

         8. Status of Acquired Shares. Shares of Series A Preferred Stock received upon conversion pursuant to Section 4 or redemption pursuant to Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.


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

         9. Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         10. No Amendment or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

         11. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                  IN WITNESS WHEREOF, Manhattan Pharmaceuticals, Inc. has caused this Certificate to be signed on its behalf, as of this 31st day of October, 2003.


                                   MANHATTAN PHARMACEUTICALS, INC.


                                   By:   /s/ Leonard Firestone
                                       -----------------------------------------
                                   Name:  Leonard Firestone, M.D.
                                   Title:  President and Chief Executive Officer



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